JOHN HANCOCK EQUITY TRUST
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Equity Trust (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Technology Leaders Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                           JOHN HANCOCK EQUITY TRUST
                                           On behalf of John Hancock
                                           Technology Leaders Fund


                                           By: /s/ James A. Shepherdson
                                           ------------------------
                                           James A. Shepherdson
                                           President and
                                           Chief Executive Officer

Dated:  June 17, 2005


         We are willing to render transfer agency services to John Hancock Technology Leaders Fund in accordance with the fee schedule attached hereto as Exhibit A.

                                           JOHN HANCOCK SIGNATURE SERVICES, INC.


                                           By: /s/John Hatch
                                               -------------
                                               John Hatch
                                               President and
                                               Chief Executive Officer

Dated:  June 17, 2005